Exhibit 10.1

Agreement and Plan of Merger

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of October 17, 2012, is by, between, and among Shoshone Silver/Gold Mining Company, an Idaho corporation (“Shoshone”), Shoshone Acquisition Corp., a Colorado corporation and wholly-owned subsidiary of Shoshone (the “Merger Sub”), Bohica Mining Corp., a Colorado corporation (“Bohica”), and its shareholders, John R. Reynolds and Frances A. Reynolds, individuals residing in Colorado (the “Shareholders”).  Certain capitalized terms used in this Agreement are defined in ARTICLE XII of this Agreement.

WITNESSETH:

WHEREAS, Shoshone desires to acquire Bohica, and Bohica desires to be acquired by Shoshone through the merger of Merger Sub with and into Bohica, with Bohica being the surviving entity pursuant to the terms hereinafter set forth (the “Merger”);

WHEREAS, the respective Boards of Directors of Shoshone, Merger Sub, and Bohica have approved and declared advisable the Merger upon the terms and subject to the conditions of this Agreement, and in accordance with the Idaho Business Corporation Act (the “Idaho Act”) in the case of Shoshone, and the Colorado Business Corporation Act (the “Idaho Act”) in the case of Merger Sub and Bohica;

WHEREAS, the respective Boards of Directors of Shoshone, Merger Sub, and Bohica have determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective shareholders;

WHEREAS, Shoshone as the sole shareholder of Merger Sub and the Shareholders as the sole shareholders of Bohica have each approved this Agreement and the Merger; and

WHEREAS, the parties hereto each intends, for federal income tax purposes, that the Merger contemplated hereby constitute a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.
ADOPTION OF AGREEMENT

1.1       The Merger.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2 herein), in accordance with the relevant provisions of the Colorado Act, Merger Sub shall be merged with and into Bohica , and Bohica shall be the surviving corporation of the Merger (the “Surviving Corporation”). Upon completion of the Merger, the existence of Merger Sub shall cease at the Effective Time as a consequence of the Merger.

1.2       Effective Date and Time of Merger.  Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VII and ARTICLE VIII of this Agreement, the Certificate of Merger (the “Certificate of Merger”) shall be executed and delivered to the Colorado Secretary of State in accordance with Section 7-111-104.5 of the

Colorado Act.  The time of filing of the Certificate of Merger shall be the “Effective Time,” and the date of such filing shall be the “Effective Date”.

1.3       Surviving Corporation.  Following the Merger, Bohica shall continue to exist under and be governed by the laws of the State of Colorado and shall be the Surviving Corporation.

1.4       Effect of Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Colorado Act.  Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers, and franchises of Bohica and Shoshone shall vest in the Surviving Corporation.

1.5       Articles of Incorporation of Surviving Corporation.  The Articles of Incorporation of Bohica, as in effect at the Effective Time, shall continue in full force and effect, and shall be the Articles of Incorporation of the Surviving Corporation.

1.6       Bylaws of Surviving Corporation.  The Bylaws of Bohica, as in effect at the Effective Time, shall continue in full force and effect, and shall be the Bylaws of the Surviving Corporation.

1.7       Directors and Officers of Surviving Corporation.  The directors of Bohica immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.  The officers of Bohica immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE II.
PLAN OF MERGER

2.1       Conversion.

(a)      Conversion of Bohica Common Stock.  At the Effective Time each share of Common Stock, no par value, of Bohica (the “Bohica Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 6,200 shares of common stock, par value $0.10 per share, of Shoshone (the “Shoshone Common Stock”).  The total shares of Shoshone Common Stock to be issued in the Merger shall not exceed 6,200,000 shares of Shoshone Common Stock.  All converted shares of Bohica Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such converted shares shall thereafter represent the right to receive a certificate (or electronic register) representing that number of shares of Shoshone Common Stock into which such shares of Bohica Common Stock were converted in the Merger pursuant to this Agreement (the “Shoshone Shares”).

(b)      Conversion of Merger Sub Common Stock.  Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be redeemed by the Surviving Entity for the sum of one dollar ($1.00).

2.2       Manner of Conversion of Shares of Bohica Stock.  The manner of converting shares of Bohica Common Stock into shares of Shoshone Common Stock in accordance with Section 2.1 above shall be as follows:

(a)      From and after the Effective Time, Shoshone (either directly or through its transfer agent) shall act as exchange agent in effecting the conversion of shares of Bohica Common Stock pursuant to Section 2.1 hereof.  Shoshone will issue, or cause to be issued by the transfer agent, certificates representing the Shoshone Shares issued to the Shareholders in connection with the Merger.  SHOSHONE (either directly or through its transfer agent) shall cause certificates representing the Shoshone Shares to be distributed to the Shareholders, all in accordance with the provisions of this ARTICLE II.  The shares which prior to the Effective Time represented outstanding shares of Bohica Common Stock shall forthwith be canceled.

(b)      The Shareholders shall, for all purposes, be deemed to be shareholders of Shoshone, as of the Effective Time, irrespective of whether he or she has received his or her certificate representing shares of Shoshone Common Stock.

2.3       Restricted Stock.  The Shoshone Shares to be issued pursuant to the Merger shall not have been registered and shall be characterized as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances.  Each certificate evidencing Shoshone Common Stock to be issued pursuant to the Merger shall bear an appropriate restrictive legend in accordance with Rule 144 under the Securities Act.  Each of the Shareholders shall provide at closing, an executed copy of the Representation Form attached hereto as Exhibit A.

ARTICLE III.
CLOSING

3.1       Closing Date.  The closing of the Merger and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of legal counsel for Bohica, at 1656 Reunion Avenue, Suite 250, South Jordan, Utah, at 10:00 a.m., mountain time, on October 31, 2012, or as soon as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VII and ARTICLE VIII of this Agreement, or such other date, time and place as each of the parties hereto may otherwise agree in writing (the “Closing Date”).  If a party hereto is not in attendance at the Closing, Closing may be held by conference call and delivery of the stock certificate representing the Shoshone Shares and signed agreements shall be via Federal Express to the address set forth in this Agreement or such other address that the party has provided to counsel for Shoshone.

3.2       Execution of Exchange Documents.  On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Colorado Secretary of State, together with any required or related certificates in such form as required by, and executed in accordance with, the relevant provisions of the Colorado Act.  The Merger shall be effective as of the Effective Time.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BOHICA AND THE SHAREHOLDERS

Each of Bohica and the Shareholders, jointly and severally, represents and warrants to Shoshone that all of the statements contained in this ARTICLE IV are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement.

4.1       Due Incorporation; Foreign Qualification.  Bohica is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted.  True, correct and complete copies of the Articles of Incorporation and Bylaws of Bohica have been delivered to Shoshone.  Bohica does not have any wholly or partially owned subsidiaries and does not own any economic, voting or management interests in any other Person.  The Shareholders are, and will be at Closing, the sole shareholders of Bohica.  Bohica is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a Bohica Material Adverse Effect.

4.2       Due Authorization.  Each of Bohica and the Shareholders has full power and authority to enter into this Agreement and the Certificate of Merger and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Bohica of this Agreement have been duly and validly approved and authorized by the Board of Directors of Bohica, and, other than the Shareholder Approval, no other actions or proceedings on the part of Bohica are necessary to authorize this Agreement, the Certificate of Merger, and the transactions contemplated hereby and thereby.  Bohica and the Shareholders have duly and validly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of Bohica and the Shareholders, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3       Consents; Non-Contravention.

(a)      Except for the filing of the Certificate of Merger with the Colorado Secretary of State, filings required by applicable federal and state securities laws, and the requirement to obtain Shareholder Approval, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by Bohica and the Shareholders of this Agreement or the Articles Merger, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation by Shoshone following the Effective Time of the business currently conducted by Bohica.

(b)      Except as would not result in or cause a Bohica Material Adverse Effect, the execution, delivery and performance by Bohica of this Agreement and the Certificate of Merger do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of Bohica under any material Contract to which Bohica is a party or by which Bohica or any of its assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of Bohica or indebtedness secured by Bohica’s assets or properties; (v) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Bohica; or (vi) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of Bohica except as provided for in this Agreement.

4.4       Capitalization.  The authorized capital stock of Bohica consists of 1,000 shares of Bohica Common Stock, all of which are outstanding and owned by the Shareholders.  All of the issued and outstanding shares of Bohica Common Stock are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith.  No shares of Bohica’s capital stock are subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by Bohica; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Bohica, or contracts, commitments, understandings or arrangements by which Bohica is or may become bound to issue additional shares of capital stock of Bohica or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Bohica; (iv) there are no agreements or arrangements under which Bohica is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities of Bohica which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Bohica is or may become bound to redeem a security of Bohica; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares as described in this Agreement; (vii) Bohica does not have any stock appreciation rights plans or agreements or any similar plan or agreement; and (viii) there is no dispute as to the class of any shares of Bohica’s capital stock.

4.5       Liabilities.  There are no material liabilities of Bohica, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Bohica, its agents or servants.  To the Knowledge of Bohica and the Shareholders, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of Bohica.

4.6       Taxes.  Bohica has applied for a federal employer identification number.  No tax returns of any kind are required to be filed as of the date of this Agreement.

4.7       Compliance.  Neither Bohica nor the Shareholders: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Bohica or the Shareholders under), nor has Bohica or the Shareholders received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it or he is a party or by which it or he or any of their properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the mortgage industry, except in each case as could not have or reasonably be expected to result in or cause a Bohica Material Adverse Effect.

4.8       Title to Assets.  Bohica has good and marketable title in fee simple to all real property owned by it, good and marketable title in all personal property owned by it, and good and marketable possessory title to all mineral claims held by it, in each case that are material to the business of Bohica and in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property or mineral claims and do not materially interfere with the use made and proposed to be made of such property or claims by Bohica and Liens for the payment of federal, state or other taxes or assessments, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Bohica are held by it under valid, subsisting and enforceable leases with which Bohica is in compliance.

4.9       Litigation.  There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Bohica and the Shareholders, threatened against Bohica or any of its officers or directors in their capacity as such, or any of its properties, mineral claims, or businesses, and neither Bohica nor the Shareholders has any Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing.  Neither Bohica nor any Shareholder is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority.  Neither Bohica nor any Shareholder has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which Bohica or its properties or business has any continuing obligation.  There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of Bohica or the Shareholders, threatened by or against Bohica or the Shareholders with respect to this Agreement, the Certificate of Merger, or in connection with the transactions contemplated hereby or thereby, and Bohica and the Shareholders have no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

4.10     Brokers.  Neither Bohica or the Shareholders nor any of their agents or representatives has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

4.11     Reorganization Treatment.

(a)      Assets.  At the Effective Time, Bohica will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Effective Time.  For purposes of this representation, amounts used by Bohica or the Surviving Corporation to pay Merger expenses, in each case, will be treated as constituting assets of Bohica immediately prior to the Effective Time.

(b)      Business.  Bohica currently conducts a business.  Such business is Bohica’s “historic business” within the meaning of Treasury Regulations Section 1.368-1(d), and no assets of Bohica have been sold, transferred, or otherwise disposed of that would prevent SHOSHONE and Shoshone from continuing the “historic business” of Bohica or from using a “significant portion” of Bohica’s “historic business assets” in a business following the Merger, as such terms are used in Treasury Regulations Section 1.368-1(d).

(c)      Investment Company.  Bohica is not an “investment company” as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

(d)      Redemptions and Distributions.  Neither Bohica nor any person related to Bohica within the meaning of Treasury Regulations Sections 1.368-1(e)(3), (e)(4) and (e)(5) has purchased, redeemed or otherwise acquired, or made any distributions with respect to, any of Bohica’s stock prior to or in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

(e)      Dividends.  At the Effective Time, there will be no accrued but unpaid dividends on Bohica Common Stock.

(f)      Control.  In the Merger, stock of Bohica representing “control” of Bohica (within the meaning of Section 368(c) of the Code) will be exchanged solely for “voting stock” of Shoshone (within the meaning of Sections 368(a)(1)(B) and (2)(E) of the Code).

4.12     Board Approval.  The Board of Directors of Bohica, by unanimous written consent, duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby; (b) determining that the terms of the Merger are fair to and in the best interests of Bohica and its shareholders; (c) recommending that the shareholders of Bohica approve and adopt this Agreement and the Merger; and (d) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

4.13     Disclosure.  All of the disclosure furnished by or on behalf of Bohica or the Shareholders to Shoshone regarding Bohica, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V.
REPRESENTATIONS OF SHOSHONE AND Shoshone

Shoshone represents and warrants to Bohica and the Shareholders that all of the statements contained in this ARTICLE V are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement.

5.1       Due Incorporation; Foreign Qualification.  Shoshone is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted.  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  True, correct and complete copies of the Articles of Incorporation and Bylaws of Shoshone, and Merger Sub have been delivered to Bohica and the Shareholders.  Shoshone does not have any wholly or partially owned subsidiaries.  Shoshone is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a Shoshone Material Adverse Effect.

5.2       Due Authorization.  Each of Shoshone and Merger Sub has full power and authority to enter into this Agreement and the Certificate of Merger, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Shoshone and Merger Sub of this Agreement have been duly and validly approved and authorized by the Board of Directors of each entity, and, other than the Shareholder Approval, no other actions or proceedings on the part of Shoshone, or Merger Sub are necessary to authorize this Agreement, the Certificate of Merger, and the transactions contemplated hereby and thereby.  Shoshone and Merger Sub have duly and validly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of Shoshone and Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3       Consents; Non-Contravention.

(a)      Except for the filing of the Certificate of Merger with the Colorado Secretary of State, filings required by applicable federal and state securities laws, and the requirement to obtain Shareholder Approval, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by Shoshone and Merger Sub of this Agreement or the Articles Merger, or the consummation of the transactions contemplated hereby or thereby.

(b)  Except as would not result in or cause a Shoshone Material Adverse Effect, the execution, delivery and performance by Shoshone and Merger Sub of this Agreement and the Certificate of Merger do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of Shoshone or Merger Sub under any material Contract to which Shoshone or Merger Sub is a party or by which Shoshone, Merger Sub or any of their assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of Shoshone or Merger Sub or indebtedness secured by such entity’s assets or properties; (v) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Shoshone or Merger Sub; or (vi) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of Shoshone or Merger Sub, except as provided for in this Agreement.

5.4  Capitalization.  The authorized capital stock of Shoshone consists of 200,000,000 shares of Shoshone Common Stock.  As of the date of this Agreement, there are issued and outstanding 53,221,704 shares of Shoshone Common Stock.  Shoshone is the sole owner of record and sole beneficial owner  (as defined in Rule 13d-3 under the Exchange Act) of all of the outstanding equity securities of Merger Sub.  All of the issued and outstanding shares of Shoshone Common Stock are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith.  Except as set forth in the SEC Reports, no shares of Shoshone’s capital stock are subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by Shoshone; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Shoshone, or contracts, commitments, understandings or arrangements by which Shoshone is or may become bound to issue additional shares of capital stock of Shoshone or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Shoshone; (iv) there are no agreements or arrangements under which Shoshone is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities of Shoshone which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which SHOSHONE is or may become bound to redeem a security of Shoshone; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares as described in this Agreement; (vii) Shoshone does not have any stock appreciation rights plans or agreements or any similar plan or agreement; and (viii) there is no dispute as to the class of any shares of Shoshone’s capital stock.

5.5  SEC Reports; Financial Statements.  Shoshone has filed all reports, schedules, forms, statements and other documents required to be filed by Shoshone under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Shoshone was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Shoshone included in the SEC Reports (the “Shoshone Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. Generally Accepted Accounting

Principles (except (i) as may be otherwise indicated in the Shoshone Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Shoshone on a consolidated basis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.6  Liabilities.  Except as set forth in Schedule 5.6, there are no material liabilities of Shoshone, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Shoshone, its agents or servants occurring prior to the period covered by the Shoshone Financial Statements which are not disclosed by or reflected in the Shoshone Financial Statements.  To the Knowledge of Shoshone, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of Shoshone.  Merger Sub has no material liabilities, whether accrued, absolute, contingent or otherwise.

5.7  Material Changes; Undisclosed Events, Liabilities or Developments.  Since the period covered by the Shoshone Financial Statements, except as specifically disclosed in the SEC Reports or  Schedule 5.7, (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause a Shoshone Material Adverse Effect, (ii) Shoshone has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) Shoshone has not altered its method of accounting, (iv) Shoshone has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Shoshone has not issued any equity securities to any officer, director or Affiliate.  Except for the transactions contemplated by this Agreement or as set forth on Schedule 5.7, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to Shoshone or its business, prospects, properties, operations, assets or financial condition that would result in or cause a Shoshone Material Adverse Effect.  Shoshone has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does Shoshone have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.  Except for this Agreement and the transactions contemplated hereby, Merger Sub has conducted no material business operations since its inception.

5.8  Taxes.  All federal, state, foreign, county, and local income, withholding, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by Shoshone, and there are no unpaid taxes which are, or could become a Lien on the properties and assets of Shoshone, except as provided for in the Shoshone Financial Statements, or have been incurred in the normal course of business of Shoshone since that date.  All tax returns of any kind required to be filed have been filed and the taxes paid.  There are no disputes as to taxes of any nature payable by Shoshone.

5.9  Environmental Laws.  Shoshone (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have or cause, individually or in the aggregate, a Shoshone Material Adverse Effect.

5.10     Compliance.  Shoshone: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Shoshone under), nor has Shoshone received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it or he is a party or by which it or he or any of their properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the mortgage industry, except in each case as could not have or reasonably be expected to result in or cause a Shoshone Material Adverse Effect.

5.11     Regulatory Permits.  Shoshone possess all certificates, authorizations and Permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such Permits could not reasonably be expected to result in or cause a Shoshone Material Adverse Effect (“Shoshone Material Permits”), and Shoshone has not received any notice of proceedings relating to the revocation or modification of any Shoshone Material Permit.

5.12     Title to Assets.  Shoshone has good and marketable title in fee simple to all real property owned by it, good and marketable possessory title to all mining claims, and good and marketable title in all personal property owned by it that is material to the business of Shoshone, as applicable, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such entity and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Shoshone are held by it under valid, subsisting and enforceable leases with which such entity is in compliance.  Merger Sub has not material assets.

5.13     Patents and Trademarks.  Shoshone has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have or cause a Shoshone Material Adverse Effect (collectively, the “Shoshone Intellectual Property Rights”).  Shoshone has not received a notice (written or otherwise) that any of the Shoshone Intellectual Property Rights used by Shoshone violates or infringes upon the rights of any Person.  To the knowledge of Shoshone, all such Shoshone Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Shoshone Intellectual Property Rights.  Shoshone has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have or cause a Shoshone Material Adverse Effect.

5.14     Insurance.  Shoshone is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Shoshone is engaged.  Shoshone has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.15     Litigation.  There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Shoshone, threatened against Shoshone or Merger Sub or any of their officers or directors in their capacity as such, or any of their properties or businesses, and Shoshone has no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing.  Neither Shoshone nor Merger Sub is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority.  Neither Shoshone nor Merger Sub has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which either Shoshone or its properties or business has any continuing obligation.  There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of Shoshone, threatened by or against either Shoshone or Merger Sub with respect to this Agreement, the Certificate of Merger, or in connection with the transactions contemplated hereby or thereby, and Shoshone has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

5.16     Labor Relations.  No material labor dispute exists or, to the knowledge of Shoshone, is imminent with respect to any of the employees of Shoshone which could reasonably be expected to result in or cause a Shoshone Material Adverse Effect.  None of Shoshone’s employees is a member of a union that relates to such employee’s relationship with Shoshone, and Shoshone is not a party to a collective bargaining agreement, and Shoshone reasonably believes that its relationship with its employees is good.  No executive officer, to the Knowledge of Shoshone, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Shoshone to any liability with respect to any of the foregoing matters.  Shoshone is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have or cause a Shoshone Material Adverse Effect.  Merger Sub has no employees and has had no employees since its inception.

5.17     Brokers.  Neither Shoshone nor Merger Sub nor any of their agents or representatives has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

5.18     Reorganization Treatment.

(a)      Intention Regarding Shoshone.  Shoshone has no plan or intention: (i) to liquidate Bohica; (ii) to merge Bohica into another corporation; (iii) to sell or otherwise dispose of any shares of stock of Bohica pursuant to this Agreement, except for transfers and successive transfers described in Treasury Regulation Section 1.368-2(k) or transfers and successive transfers to one or more corporations controlled in each transfer by the transferor corporation (within the meaning of Section 368(c) of the Code); or (iv) to cause Bohica to sell or otherwise dispose of any of its assets, except for (w) dispositions made in the ordinary course of business, (x) transfers and successive transfers described in Treasury Regulation Section 1.368-2(k) or transfers and successive transfers to one or more corporations controlled in each transfer by the transferor corporation (within the meaning of Section 368(c) of the Code), (y) dispositions after which Bohica would continue to hold the amount of assets set forth in Section 4.15(a) following the Merger (assuming the correctness of the representation set forth in Section 4.11), or (z) transfers to partnerships that satisfy the provisions of Treasury Regulation Section 1.368-1(d)(4)(iii)(B).

(b)      Intention Regarding Shoshone Common Stock.  Neither Shoshone nor any Person related to Shoshone within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4) and (e)(5) has any plan or intention to repurchase, redeem or otherwise acquire any of the stock of Shoshone issued to the Shareholders pursuant to this Agreement following the Merger.  Other than pursuant to this Agreement, neither Shoshone nor any Person related to Shoshone within the meaning of

Treasury Regulation Sections I.368-1(e)(3), (e)(4) and (e)(5) has acquired any Bohica Common Stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

(c)  Control.  Prior to the Merger, Shoshone will be in control of Merger Sub, and following the Merger, Shoshone will be in control of the Surviving Corporation, within the meaning of Section 368(c) of the Code.  Shoshone has no plan or intention to cause the Surviving Corporation, after the Effective Time, to issue additional shares of stock that would result in Shoshone losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

(d)  Business.  Following the Merger, Shoshone intends to continue the historic business of Bohica (or, alternatively, if Bohica has more than one line of business, intends to continue at least one significant line of Bohica’s historic business) or use a significant portion of Bohica’s historic business assets in a business, in a manner consistent with Treasury Regulation Section 1.368-1(d).

(e)  Investment Company.  Shoshone is not an “investment company” as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

(f)      Dividends.  At the Effective Time, there will be no accrued but unpaid dividends on any stock of Shoshone.

5.19     Board Approval.  The Boards of Directors of Shoshone and Merger Sub, by a special meeting duly called and held or by unanimous written consent, duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby; (b) determining that the terms of the Merger are fair to and in the best interests of Shoshone and Merger Sub and their respective shareholders; (c) recommending that the shareholders of Merger Sub approve and adopt this Agreement and the Merger; and (d) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

5.20     Disclosure.  All of the disclosure furnished by or on behalf of Shoshone to either Bohica or the Shareholders regarding Shoshone or Merger Sub, their businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE VI.
COVENANTS

6.1  Implementing Agreement.  Subject to the terms and conditions hereof, each party hereto shall use its or his commercially reasonable efforts to take, or cause to be taken, all appropriate action required of it to consummate and make effective the transactions contemplated by this Agreement.

6.2  Access to Information and Facilities; Confidentiality.

(a)  From and after the date of this Agreement, Bohica and the Shareholders shall allow Shoshone and their representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Bohica and shall make the officers and employees of Bohica available to Shoshone and their representatives as either party or its representatives shall from time to time reasonably request.  Shoshone and their representatives shall be furnished with any and all information concerning Bohica, which Shoshone or its representatives reasonably request and can be obtained by Bohica without unreasonable effort or expense.

(b)  From and after the date of this Agreement, Shoshone shall allow Bohica and the Shareholders, and their representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Shoshone and Merger Sub and shall make the officers and employees of Shoshone and Merger Sub available to Bohica, the Shareholders and their representatives as Bohica, the Shareholders or their representatives shall from time to time reasonably request.  Bohica, the Shareholders and their representatives shall be furnished with any and all information concerning Shoshone and Merger Sub which Bohica, the Shareholders or their representatives reasonably request and can be obtained by Shoshone or Merger Sub without unreasonable effort or expense.

(c)  With respect to the information disclosed pursuant to this Section 6.2, the parties shall maintain the confidentiality of any material non-public information furnished by the other Party.

6.3  Preservation of Business.  Subject to the terms of this Agreement, from the date of this Agreement until the Closing Date, each of Bohica, Shoshone, and Merger Sub, as the case may be, shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to: (a) preserve intact its present business organization, as the case may be; (b) preserve the good and advantageous relationships of Bohica and Shoshone, as the case may be, with employees and other Persons material to the operation of their respective businesses; and (c) not permit any action or omission within its control which would cause any of the representations or warranties of Bohica, the Shareholders, or Shoshone, as the case may be, contained herein to become inaccurate in any material respect or any of the covenants of Bohica, the Shareholders, or Shoshone, as the case may be, to be breached in any material respect.

6.4  Conduct of Business.  Neither Shoshone, Merger Sub, nor Bohica shall engage in any extraordinary transactions affecting the transactions contemplated by this Agreement without the other party or parties’ prior written consent, including, without limitation the following:  (i) the Shareholders shall not transfer or dispose of their shares of Bohica, grant any options or rights to such shares, or in any way encumber the shares; (ii) Bohica shall not issue any equity shares or rights to purchase or instruments convertible into equity shares of Bohica; (iii) neither Shoshone, Merger Sub, nor Bohica shall pay any dividends or redeem any securities; (iv) neither Shoshone, Merger Sub, nor Bohica shall borrow any funds or incur any debt or other obligations; and (v) no party hereto shall take any action which would have a material negative effect on the proposed Merger.

6.5  Certain Notices.  From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of: (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; or (b) the failure of Bohica, Shoshone, or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

6.6  Consents and Approvals.

(a)  Each of Bohica and the Shareholders shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it or them of this Agreement and the consummation of the transactions contemplated hereby.  Bohica and the Shareholders shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Bohica or the Shareholders, as applicable, pursuant to Applicable Law in connection with this Agreement and the transactions contemplated hereby.

(b)  Each of Shoshone and Merger Sub shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby.  Shoshone and Merger Sub shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Shoshone, or Merger Sub pursuant to Applicable Law or otherwise in connection with this Agreement and the transactions contemplated hereby.

6.7  Shareholder Approval.  The Shareholders shall provide Shareholder Approval of the Merger and this Agreement, and the transactions contemplated thereby, as soon as practicable following the date of this Agreement.  Merger Sub shall provide Shareholder Approval of the Merger and this Agreement, and the transactions contemplated thereby, as soon as practicable following the date of this Agreement.

6.8  Supplemental Information.  From time to time prior to the Closing, Bohica and the Shareholders, on the one hand, and Shoshone and Merger Sub, on the other hand, shall promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties hereto or which would render inaccurate any of the representations, warranties or statements set forth in ARTICLE IV and ARTICLE V, respectively, hereof.

6.9  Tax-Free Reorganization Treatment.

(a)  Bohica, the Shareholders, Shoshone, and Merger Sub shall use their commercially reasonable efforts, and cause their respective Affiliates to use their commercially reasonable efforts, to take or cause to be taken any action necessary for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code.  Neither Bohica, the Shareholders, Shoshone, nor Merger Sub shall, nor shall they permit any of their respective representatives or Affiliates to, take or cause to be taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b)  This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).  Each of Bohica, the Shareholders, Shoshone, and Merger Sub shall report the Merger as a reorganization within the meaning of Section 368 of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c)  Notwithstanding the foregoing, neither Shoshone or Merger Sub, nor any representative of, or legal counsel or consultant for, Shoshone or Merger Sub warrants that the Merger will qualify as a tax-free reorganization.

6.10     Exclusive Dealing.  From the date of this Agreement until Closing or termination hereof pursuant to Section 11.1, neither Bohica nor the Shareholders shall, directly or indirectly, through any representative or otherwise, solicit, negotiate with or in any manner encourage, discuss or accept any proposal of any other person relating to the acquisition of Bohica, shares of its capital stock purchased from Bohica or the Shareholders, or its assets or business, in whole or in part, whether through direct purchase, merger, consolidation, or other business combination.

ARTICLE VII.
CONDITIONS PRECEDENT TO OBLIGATIONS OF SHOSHONE, Shoshone AND MERGER SUB

The obligations of Shoshone and Merger Sub under this Agreement are subject to the satisfaction (or waiver by Shoshone and Merger Sub) of the following conditions precedent on or before the Closing Date:

7.1  Representations and Warranties.  Without supplementation after the date of this Agreement, the representations and warranties of Bohica and the Shareholders contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

7.2  Compliance with Agreements and Covenants.  Bohica and the Shareholders shall have performed and complied in all material respects with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

7.3  Officer’s and Shareholder’s Certificate.  Shoshone and Merger Sub shall have been furnished with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to Shoshone and Merger Sub), executed by an executive officer of Bohica and by the Shareholders, certifying to the fulfillment of the conditions specified in subsections 7.1 and 7.2 hereof.

7.4  Consents and Approvals.  Bohica and the Shareholders shall have received written evidence satisfactory to Shoshone and Merger Sub that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made.

7.5  No Material Adverse Change.  At the Closing Date, there shall have been no material adverse change in the assets, liabilities, prospects, financial condition or business of Bohica or the Shareholders.  Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a Bohica Material Adverse Effect.

7.6  Actions or Proceedings.  No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to constitute a Bohica Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

7.7  Approval of Exchange.  The Shareholders shall have approved this Agreement and the Merger contemplated hereby in accordance with the Colorado Act.

7.8  No Registration.  Shoshone shall be satisfied that the issuance of the Shoshone Common Stock in connection with Merger shall be exempt from registration under Regulation D of the Securities Act and Section 4(a)(2) of the Securities Act and all applicable state securities laws.

ARTICLE VIII.
CONDITIONS PRECEDENT TO OBLIGATIONS OF Bohica

The obligations of Bohica and the Shareholders under this Agreement are subject to the satisfaction (or waiver by Bohica and the Shareholders) of the following conditions precedent on or before the Closing Date:

8.1  Representations and Warranties.  Without supplementation after the date of this Agreement, the representations and warranties of Shoshone contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

8.2  Compliance with Agreements and Covenants.  Shoshone and Merger Sub shall have performed and complied in all material respects with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

8.3  Officer’s and Shareholder’s Certificate.  Bohica and the Shareholders shall have been furnished with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to Bohica and the Shareholders), executed by an executive officer of Shoshone and Merger Sub, certifying to the fulfillment of the conditions specified in subsections 8.1 and 8.2 hereof.

8.4  No Material Adverse Change.  At the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition or business of Shoshone.  Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a Shoshone Material Adverse Effect.

8.5  Actions or Proceedings.  No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to constitute a Shoshone Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

8.6  Approval of Exchange.  Shoshone shall have approved this Agreement and the Merger contemplated hereby in accordance with the Colorado Act.

ARTICLE IX.
DELIVERIES AT CLOSING

9.1  Bohica and Shareholders Closing Deliveries.  At the Closing, in addition to any other documents or agreements required under this Agreement, Bohica and the Shareholders shall deliver to Shoshone the following:

(a)  Resolutions of the Board of Directors of Bohica approving and authorizing the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, including the Merger;

(b)  The certificate required pursuant to subsection 7.3 hereof

(c)  The executed Certificate of Merger;

(d)  Duly cancelled certificates representing all of the outstanding shares of the Bohica Common Stock and a certificate of Bohica in the name of Shoshone representing the shares Merger Sub exchanged pursuant to Section 2.1(b);

(e)  An executed representation form from each Shareholder in form as set forth in Exhibit A; and

(f)  All other instruments and documents that Shoshone or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by Bohica or the Shareholders on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

9.2  Shoshone and Merger Sub Closing Deliveries.  At the Closing, in addition to any other documents or agreements required under this Agreement, Shoshone and Merger Sub shall deliver to Bohica and the Shareholders the following:

(a)  Resolutions of the Board of Directors of Shoshone and Merger Sub approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger;

(b)  The certificate required pursuant to subsection 8.3 hereof;

(c)  The executed Certificate of Merger;

(d)  Irrevocable instructions to the transfer agent of Shoshone to issue and deliver to the Shareholders at Closing stock certificates representing the Shoshone Shares; and

(e)  All other instruments and documents that Bohica or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by Shoshone or Merger Sub on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

ARTICLE X.
MUTUAL INDEMNIFICATION

10.1     Indemnification.

(a)  Bohica and the Shareholders, jointly and severally, covenant and agree to defend, indemnify and hold harmless Shoshone, its officers, directors, and each person who controls Shoshone within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by Bohica or the Shareholders in this Agreement; or (B) the failure of Bohica or the Shareholders to perform or observe fully any covenant, agreement or provision to be performed or observed by such party pursuant to this Agreement.

(b)  Shoshone covenants and agrees to defend, indemnify and hold harmless Bohica and the Shareholders, Bohica’s officers, directors, and each person who controls Bohica within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by

Shoshone in this Agreement; or (B) the failure by Shoshone to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

10.2     Third Party Claims.

(a)  If any party entitled to be indemnified pursuant to Section 10.1 (an “Indemnified Party”) receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any governmental entity or arbitrator and an appeal from any of the foregoing (any such claim or Action being referred to herein as an “Indemnifiable Claim”) with respect to which another party hereto (an “Indemnifying Party”) is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the “Claim Notice”) of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any damages directly resulted or were caused by such failure.

(b)  The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (A) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (Bi) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent.  So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld.

(c)  If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle, or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

10.3     Indemnification Non-Exclusive.  The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE XI.
TERMINATION

11.1     Agreement Termination.  Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, only as follows:

(a)  by mutual written agreement of Shoshone and Bohica;

(b)  by Shoshone (if neither Shoshone nor Merger Sub is then in material breach of its obligations under this Agreement) if: (i) a material default or breach shall be made by Bohica or the Shareholders with respect to the due and timely performance of any of its or his covenants and agreements contained herein and such default is not cured within thirty (30) days; (ii) Bohica or the Shareholders makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects a Bohica Material Adverse Effect after the date of this Agreement; (iii) a Bohica Material Adverse Effect shall have occurred after the date of this Agreement; (iv) the Board of Directors of Bohica withdraws its recommendation of the Merger, if given, or recommends to holders of Bohica Common Stock the approval of any transaction other than the Merger; or (v) the Shareholders fail to approve this Agreement as provided in this Agreement;

(c)  by Bohica or the Shareholders (if neither Bohica nor the Shareholders is then in material breach of their obligations under this Agreement) if: (i) a material default or breach shall be made by Shoshone or Merger Sub with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within thirty (30) days; (ii) Shoshone makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects a Shoshone Material Adverse Effect after the date of this Agreement; (iii) a Shoshone Material Adverse Effect shall have occurred after the date of this Agreement; or (iv) the Board of Directors of Shoshone withdraws its recommendation of the Merger, if given, or recommends to Shoshone the approval of any transaction other than the Merger.

11.2     Effect of Termination.  In the event of termination of this Agreement authorized pursuant to Section 11.1 hereof, written notice thereof shall be given to the other parties and all obligations of the parties shall terminate and, except as otherwise provided in this Section, no party shall have any right against any other party hereto for any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys’ fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole in part its obligations under this Agreement or otherwise incurred by a party in any action or proceeding between such party and the other party hereto or between such party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement.

ARTICLE XII.
MISCELLANEOUS

12.1     Certain Definitions.  As used herein, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” shall mean all Laws, to the extent applicable to any Person.

 “Contract” shall mean any contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” shall mean: (a) the government of the United States: (b) the government of any foreign country; (c) the government of any state or political subdivision of the government of the United States or the government of any foreign country; or (d) any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Knowledge” shall mean, as it relates to as it relates to Shoshone, the actual knowledge of Howard M. Crosby, in each case upon reasonable inquiry; and as it relates to Bohica, the actual knowledge of John R. Reynolds, in each case upon reasonable inquiry.

“Law” shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” shall mean any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon any of the assets or properties of any Person.

“Permit” shall mean a permit, license, registration, certificate of occupancy, approval or other authorization issued by any Governmental Authority.

 “Person” shall mean any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity.

“Shoshone Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of Shoshone or Merger Sub, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a)(i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the United States economy or financial markets in general; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by Shoshone or Merger Sub approved or consented to in writing by Bohica.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

 “Shareholder Approval” shall mean the approval of the Merger, this Agreement, and the transactions contemplated hereby by the Shareholders in accordance with the Articles of Incorporation and Bylaws of Bohica and the Colorado Act and by Shoshone in accordance with the Articles of Incorporation and Bylaws of Merger Sub and the Idaho Act.

“Bohica Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of Bohica and its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a) (i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting (A) the mortgage banking or brokerage industries as a whole; (B) the United States economy or financial markets in general; or (C) any foreign economy or financial markets in any location where

Bohica has material operations or sales; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by Bohica approved or consented to in writing by SHOSHONE.

12.2     Other Definitions.  In addition to the terms set forth in Section 12.1 and elsewhere in this Agreement, each of the following terms is defined in the section set forth opposite such term:

Defined Term	Location

Agreement	Preamble
Bohica	Preamble
Bohica Common Stock	§2.1
Certificate of Merger	§1.2
Claim Notice	§10.2(a)
Closing	§3.1
Closing Date	§3.1
Code	Recitals
Colorado Act	Recitals
Effective Date	§1.2
Effective Time	§1.2
Environmental Laws	§5.9
Indemnifiable Claim	§10.2(a)
Indemnified Party	§10.2(a)
Indemnifying Party	§10.2(a)
Merger	Recitals
Merger Sub	Preamble
Shoshone	Preamble
Shoshone Common Stock	§2.1
Shoshone Financial Statements	§5.5
Shoshone Intellectual Prperty Rights	§5.13
Shoshone Material Permits	§5.11
Shoshone Shares	§2.1
Shoshone	Preamble
SEC Reports	§5.5
Shareholders	Preamble
Surviving Corporation	§1.1

12.3     Expenses.  Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

12.4     Amendment.  This Agreement may only be amended, modified or supplemented pursuant to a written agreement signed by each of the parties hereto.

12.5     Survival of Representations and Warranties.  All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of one year from the Effective Time, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

12.6     Press Release; Public Announcements.  The parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and written approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

12.7     Notices.  All notices, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established international courier service (effective one business day after being delivered to such courier service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U.S. mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to Bohica and the Shareholders:

35853 Highway 550
Durango, CO  81301
Attn:  John R. Reynolds

with a copy (which shall not constitute notice) to:

Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095

and:

If to Shoshone and Merger Sub:

5968 N. Government Way #305
Coeur d’Alene, ID 83815
Attn:  Howard M. Crosby, President

with a copy (which shall not constitute notice) to:

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

12.8     Waivers.  The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

12.9     Interpretation.  The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement.  The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

12.10   Applicable Law and Venue.  This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Idaho (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Idaho and in no other place.

12.11   Attorneys’ Fees.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

12.12   Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

12.13   No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

12.14   Further Assurances.  Upon the reasonable request of the parties hereto, the other parties hereto shall, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

12.15   Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.

12.16   Remedies Cumulative.  The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

12.17   Entire Understanding.  This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes all prior agreements, letters of intent, arrangements and understandings between the parties.

12.18   Exhibits and Schedules. Each of the exhibits, schedules, or similar attachments referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

12.19   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original.  At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed and delivered on the respective day and year set forth below.

Shoshone Silver/Gold Mining Company

Date: October 31, 2012	By	/s/ Howard M. Crosby
Howard M. Crosby, President

Shoshone Acquisition Corp.

Date: October 31, 2012	By	/s/ Howard M. Crosby
Howard M. Crosby, President

Bohica Mining Corp.

Date: October 22, 2012	By /s/ John R. Reynolds
John R. Reynolds, President

Date: October 22, 2012	/s/ John R. Reynolds
John R. Reynolds, Shareholder

Date: October 22, 2012	/s/ Frances A. Reynolds
Frances A. Reynolds, Shareholder

EXHIBIT A

Shoshone Silver/Gold Mining Company

Representation Form

This Representation Form is furnished in connection with the issuance of shares of common stock (the “Shares”) of Shoshone Silver/Gold Mining Company, an Idaho corporation (the “Company”) in a non-public offering of the Shares (the “Offering”) being made to the undersigned pursuant to the terms and conditions of the Agreement and Plan of Merger dated October 17, 2012, by and among the Company and the undersigned (the “Merger Agreement”).  This transaction is intended to comply with Section 4(a)(2), and/or Section 4(a)(6) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, and corresponding state exemptions.

ALL INFORMATION CONTAINED IN THIS REPRESENTATION FORM WILL BE TREATED CONFIDENTIALLY BY THE COMPANY.  However, the undersigned understands that the Company may present this Representation Form to such parties as it deems appropriate if called upon to establish that the proposed issuance of the Shares to the undersigned is exempt from registration under the Securities Act or similar state laws.  Further, the undersigned understands that the Offering itself may be reported to the SEC or state securities regulators pursuant to the requirements of Regulation D or corresponding state regulations.

1.    Accredited Investor Status.  The undersigned hereby represents that he is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC.  The undersigned has initialed below each of the categories which apply to the undersigned.

_____
a natural person whose individual net worth (i.e., excess of total assets over total liabilities, but excluding the principal residence) at the time of the closing of the Merger Agreement exceeds $1,000,000;

_____
a natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.  Individual income is defined for this purpose as adjusted gross income as determined for federal income tax purposes under the Internal Revenue Code (the “Code”), plus (i) any deductions for long-term capital gains under Section 1202 of the Code, (ii) any depletion deductions under Section 611, et seq., of the Code, (iii) any interest income excluded under Section 103 of the Code, and (iv) any partnership losses allocated to the undersigned as reported on Schedule E of Form 1040;

_____	an entity all of the equity owners of which are accredited investors.

2.    Representations of the Undersigned.  The undersigned represents and warrants to the Company as set forth below.

a.    Restricted Securities.  The undersigned understands that the Shares have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC.  Therefore, under current interpretations and applicable rules, he or she will probably have to retain the Shares for a period of at least six months from the date of closing of the Merger Agreement and at the expiration of such period his or her sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the Company is current in its filings with the SEC under the Exchange Act, or other public disclosure requirements.  Accordingly, the undersigned hereby acknowledges that he or she is prepared to hold the Shares for an indefinite period.

b.        Investment Purpose.  The undersigned acknowledges that the Shares are being purchased for his or her own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part.  The undersigned further acknowledges that no other person has or will have a direct or indirect beneficial or pecuniary interest in the Shares.

c.        Limitations on Resale; Restrictive Legend.  The undersigned acknowledges that he or she will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder.  The undersigned also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Shares stating that the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

d.        Information.  The undersigned has been furnished (i) with all requested materials relating to the business, finances, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the undersigned by the Company.  Such person has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of the Offering.

e.        Documents.  The undersigned has received or had access to following documents: (i) the Company’s annual report on Form 10-K for the most recent year end (the “Annual Report”); (ii) the Company’s quarterly reports on Form 10-Q for each of the quarters following the date of the Annual Report; and (iii) the Company’s current reports on form 8-K and any other documents filed with the SEC since the filing of the Annual Report.  Such person has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum, or prospectus.

f.        Knowledge and Experience in Business and Financial Matters.  The undersigned has such knowledge and experience in business and financial matters that he or she is capable of evaluating the risks of the prospective investment, and the financial capacity of such party is of such proportion that the total cost of such person’s commitment in the Shares would not be material when compared with his or her total financial capacity.

IN WITNESS WHEREOF, the undersigned has executed this Representation Form this ____ day of October 2012.